Exhibit 99.1

IMMEDIATE RELEASE	April 18, 2011

Neoprobe Reaches Agreement with Platinum on Board Nominations

DUBLIN, OH, April 18, 2011.  Neoprobe Corporation (NYSE Amex: NEOP) announced today that it has reached an agreement with Platinum Montaur Life Sciences, LLC and its affiliate Platinum Partners Value Arbitrage Fund L.P. (together, “Platinum”) regarding the nomination of Neoprobe Corporation directors and other matters related to Neoprobe's 2011 Annual Meeting.

The Company and Platinum have agreed to appoint Peter F. Drake, Ph.D. and Jess Emery Jones, M.D. to fill two current board vacancies with terms expiring at the 2012 annual meeting of stockholders (the “2012 Class”).  The Company also agreed to nominate Drs. Drake and Jones for election as directors of the Company for terms expiring at the Company’s 2014 Annual Meeting (the “2014 Class”).  If Drs. Drake and Jones are elected to the Board and seated as directors in the 2014 Class, they would then be deemed to have resigned their positions as directors in the 2012 Class and will serve as directors in the 2014 Class; in the event that Dr. Drake and Dr. Jones are not elected to the 2014 Class at the 2011 Annual Meeting, they would automatically and without further action immediately be deemed to have resigned their positions as directors of the 2012 Class.  In addition, as previously disclosed in connection with his appointment as President and CEO of Neoprobe, Dr. Mark Pykett, V.M.D., Ph.D., will be nominated to the Board of Directors for election to the 2014 Class at the 2011 Annual Meeting.

Prior to the time that all 2014 Class directors are seated and the Board meets with them in attendance, Neoprobe’s Board of Directors will not, and will not permit the Company to delay or postpone the 2011 Annual Meeting to a date later than August 15, 2011, increase or decrease the number of directors on the Board, appoint anyone other than Drs. Drake and Jones to serve on the Board, or amend the Bylaws of the Company.

“We are pleased with the swift and collaborative conclusion we have achieved and the positive overall outcome,” said Carl J. Aschinger, Jr., Chairman of Neoprobe.  “Reaching agreement with Platinum is an important step forward for the Company and we are confident that Drs. Drake, Jones and Pykett will add value and different perspectives to the Board of Directors as we continue to build Neoprobe into a strong radiopharmaceutical enterprise.”

“We are pleased with the positive progress that has been made in addressing our concerns,” said Michael Goldberg, M.D., a member of Platinum.  “We are in agreement with the proposed changes and look forward to working cooperatively with Neoprobe.  We believe Neoprobe has a bright future as a leader in specialty pharmaceutical development and commercialization.”

Platinum has also agreed to withdraw its letter proposing nominees to the Board for the 2011 Annual Meeting, not to engage in any independent proxy solicitation activities with respect to the 2011 Annual Meeting, and to amend the Schedule 13D Platinum filed on March 18, 2011, consistent with the terms of the settlement agreement, and not to commence, encourage or support any derivative action in the name of the Company or any class action against the Company with respect to any facts or events occurring or arising prior to the date of the agreement.  Platinum also agreed to vote at the 2011 Annual Meeting any shares of Neoprobe's common stock that it owns in favor of the directors nominated by the Board for election at the 2011 Annual Meeting.

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NEOPROBE CORPORATION

About Peter F. Drake

Peter F. Drake, Ph.D., is the founder and general partner of Longevity Growth Partners, a private equity firm focusing on the nutraceutical industry. Dr. Drake began his career as a biotechnology analyst at Kidder, Peabody and Co. where he was a partner and head of the Healthcare Research Group.  In 1988, Dr. Drake co-founded Vector Securities International, an investment banking firm specializing in the life sciences industry, where he was executive vice president and director of research. In 1993, Dr. Drake co-founded Vector Fund Management, a life sciences venture fund, and Deerfield Management, a healthcare hedge fund. In 1999, Vector Securities International was purchased by Prudential Securities, where he was a Managing Director and Head of Healthcare Research.  Dr. Drake has served on the board of directors of Penwest Pharmaceuticals, a publicly traded specialty pharmaceutical company, which was purchased in 2010. He currently is a board member of Trustmark Insurance, a mutual insurance company; of Rodman and Renshaw, a publicly traded investment banking firm; and Cortex Pharmaceuticals, a public neuroscience company. Dr. Drake received his undergraduate degree from Bowdoin College, and his Ph.D. in neurobiology and biochemistry from Bryn Mawr College.

About Jess Emery Jones

Jess Emery Jones, M.D., currently serves as a business development and strategic financing consultant to Cornova, Inc. In addition to Cornova, Dr. Jones serves as a director on the boards of New Cardio, Inc. (OTCBB: NWCI) and Novaray, Inc. From October, 2006 to January, 2011 Dr. Jones worked with Vision Capital Advisors, LLC in New York City as the Director of Healthcare Investing, analyzing investment opportunities in the biotech, pharmaceutical, medical technology, and medical services fields, and assisted companies in the implementation of their business plans. From 2001 to 2007, Dr. Jones attended Columbia College of Physicians & Surgeons in New York City, where he received his medical degree in May 2007. In 2005, while attending Columbia Medical School in New York City, Dr. Jones was awarded an American Heart Association - Medical Student Research Fellowship to study post-stroke inflammatory mediators in the Department of Neurosurgery. Additionally, Dr. Jones earned a B.A. degree from the University of Utah in 2001 and an M.B.A. from Columbia Business School in May 2007.

About Mark J. Pykett

Dr. Pykett, 47, has served as Executive Vice President and Chief Development Officer of Neoprobe since November 2010.  Prior to joining Neoprobe, Dr. Pykett served as Founding CEO of Talaris Advisors LLC, a strategic drug-development company serving the biotech industry, from 2009 to November 2010.  Prior to Talaris, Dr. Pykett was President and Chief Operating Officer of Alseres Pharmaceuticals, Inc. (formerly Boston Life Sciences, Inc.), President and a Director of CyGenics, President of Cordlife, and President and Chief Executive Officer and a Director of Cytomatrix.  Dr.Pykett has also served as a Director of ADVENTRX Pharmaceuticals since 2004 and currently serves on the Boards of Directors of several private and not-for-profit organizations.  Dr. Pykett also was an adjunct lecturer in cancer biology at Harvard University’s School of Public Health and served on Northeastern University’s Center for Enterprise Growth Corporate Advisory Board.  Dr. Pykett graduated Phi Beta Kappa, summa cum laude from Amherst College, earned a veterinary degree, Phi Zeta, summa cum laude, and a Ph.D. in molecular biology from the University of Pennsylvania and holds an M.B.A., Beta Gamma Sigma, from Northeastern University.  In addition, Dr. Pykett completed post-doctoral fellowships at the University of Pennsylvania and Harvard University.

Contacts:

Neoprobe Corporation -- Brent Larson, Sr. VP & CFO – (614) 822-2330

Investor Relations – Michael Rice, LifeSci Advisors -- (201) 408-4923

Public Relations/Media Relations – Mark Marmur, Makovsky & Co. -- (212) 508-9670

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NEOPROBE CORPORATION

About Neoprobe

Neoprobe is a biomedical company focused on enhancing oncology patient care and improving patient benefit.  Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons.  In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScanTM CR.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.  www.neoprobe.com

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.